Exhibit 99.1

FRIENDFINDER NETWORKS INC. REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER 2012

-- Live interactive revenues increased 14.1% year over year and 5.0% from prior quarter

--New adult subscriptions increased 2.5% year over year and 12.6% from prior quarter

--Adult Member to Subscriber conversion rates increased 8.7% year over year and 14.8% from prior quarter

(Sunnyvale, CA – May 14, 2012) FriendFinder Networks Inc. (NasdaqGM: FFN), a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the first quarter ended March 31, 2012.

“Based on the initial results of several key initiatives we have undertaken to improve our performance, I remain optimistic about our long-term prospects.  Our current efforts are focused on building brand equity, subscriber retention and acquiring new subscribers to FriendFinder Networks,” commented FriendFinder Networks Chief Executive Officer, Marc Bell.  “To support these initiatives and to position FriendFinder Networks for growth, we have increased our customer acquisition costs in a meaningful way, a strategy we previously discussed.  Put into action in January, I am pleased to report that these actions resulted in an increase in new adult subscribers for the first time in six quarters.  Additionally, conversion rates increased marginally year over year for both our Adult and General Audience websites, a trend we expect to continue throughout the year.”

“While our renewed focus on customer acquisition activities and reallocation of resources impacted our financial performance and profit margins during the quarter, we are encouraged by the early trends we are seeing.  Going forward, we will adjust our spending based on results, as we continue to refine and optimize our efforts.  This undertaking requires patience and discipline but is expected to result in a significant payoff over the long term.”

Mr. Bell continued, “Operationally, we continue to experience success in our Live Interactive segment, notching our ninth consecutive quarter of year over year revenue growth. The general managers of each of our business units are focused on achieving specific milestones; and while some have done well, we continue to work with those that require additional support.  Our European operations remain challenging as we struggle to overcome low user conversion and transaction acceptance rates in the region.  Although operating expenses have improved, we are exploring additional costs saving measures.”

 “Finally, we are on track with plans to transition Anthony Previte, our President and Chief Operating Officer, to the role of Chief Executive Officer effective July 1, 2012.  I will continue to serve as Co-Chairman and Chief Strategy Officer, with the assurance that Anthony is both qualified and motivated to assume his expanded responsibilities,” Mr. Bell concluded.

First Quarter Financial Results

Revenue for the first quarter of 2012 was $81.1 million. The impact of new subscriber growth was offset by a decrease in overall traffic and challenges in Europe.

Gross profit for the first quarter of 2012 was $48.5 million. Gross profit was negatively impacted by increased affiliate spending, which increased the Company’s cost of revenue.

Income from operations for the first quarter of 2012 was $7.8 million. Income from operations was negatively impacted by lower gross margins and the Company’s previously announced increases in advertising and general and administrative spending compared to the first quarter last year.  The Company expects general and administrative expenses to decline from quarter to quarter as the impact of the restructuring steps taken in January of 2012 reach their full impact.

Net loss from continuing operations for the first quarter of 2012 was ($13.4 million), or ($0.43) per share. The loss from discontinued operations, which resulted from the previously announced closure of all JigoCity operations except in Taiwan, was ($8.1 million) or ($0.25) per share.

Adjusted EBITDA for the first quarter of 2012 was $13.0 million.

Balance Sheet, Cash and Debt

As of March 31, 2012, the Company had cash and cash equivalents of $26.6 million, compared to $34.5 million at December 31, 2011.  As of March 31, 2012, the Company had outstanding principal debt of $497.7 million.  On May 4, 2012, the Company paid down $2.2 million of New First Lien Notes and Cash Pay Second Lien Notes. Free Cash Flow Per Share was $0.09 for the first quarter ended March 31, 2012.

As indicated previously, First Lien bondholders agreed in March to modify certain covenants under the indentures governing such debt.  Last week, FriendFinder Networks was able to obtain a waiver under the Non-Cash Pay Second Lien Notes from compliance with certain covenants under the indenture governing such debt for a period of 90 days.  During this period, the Company will work with the Second Lien bondholders to modify their indenture.

Conference Call Information

Management will host a conference call to discuss the results at 4:30 PM EDT on Monday, May 14, 2012. Participants should call 888-271-8583 (United States/Canada) or 913-312-0947 (International).

A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 877-870-5176 (United States/Canada) or 858-384-5517 (International) and enter confirmation code 7315641.  The replay will be available on May 14, 2012 at 7:30 PM EDT through Monday, May 28, 2012 at 11:59 PM EDT.

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry. For example, these measures eliminate one-time adjustments made for accounting purposes in connection with the Company’s Various acquisition in order to provide information that is directly comparable to its historical and current financial statements.  For more information regarding the Company’s acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History” in the Form 10-K for the year ended December 31, 2011.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items.  The Company’s non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow per Common Share are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three months ended March 31, 2012 and 2011 using the adjustments shown in the attached table.  Free Cash Flow per Common Share was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA and dividing the result by the weighted average shares outstanding for the period.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2011.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

212.896.1206 or jgoldberger@kcsa.com / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.

Lindsay Trivento

Director, Corporate Communications

561.912.7010 or ltrivento@ffn.com

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FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash	$14,586	$23,364
Restricted cash	12,063	11,177
Accounts receivable, less allowance for doubtful accounts of $1,217 and $1,155, respectively	9,416	8,939
Inventories	669	822
Prepaid expenses	4,755	5,645
Deferred tax asset	4,405	4,405
Total current assets	45,894	54,352
Film costs, net	4,077	4,105
Property and equipment, net	8,087	7,830
Goodwill	329,095	332,292
Domain names	56,111	56,093
Trademarks	6,613	6,613
Other intangible assets, net	11,063	16,920
Unamortized debt costs	12,264	11,754
Other assets	2,145	3,405
	$475,349	$493,364
LIABILITIES
Current liabilities:
Current installment of long-term debt, net of unamortized discount of $155 and $260, respectively	$3,300	$8,270
Accounts payable	8,994	11,324
Accrued expenses and other liabilities	77,879	68,930
Deferred revenue	42,541	42,299
Current liabilities from discontinued operations	874	−
Total current liabilities	133,588	130,823
Deferred tax liability	28,310	28,310
Long-term debt, net of unamortized discount of $31,158 and $34,170, respectively	463,071	462,515
Total liabilities	624,969	621,648
Contingencies (Note 17 )

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares, none issued and outstanding
Common stock, $0.001 par value — authorized 125,000,000 issued and outstanding 31,455,481 shares at March 31, 2012 and 31,219,644 shares at December 31, 2011	31	31
Capital in excess of par value	133,956	133,734
Accumulated deficit	(283,286)	(261,764)
Accumulated other comprehensive loss	(321)	(285)
Total stockholders’ deficiency	(149,620)	(128,284)
	$475,349	$493,364

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

 (UNAUDITED)

	Three Months Ended
	March 31,
	2012		2011
Net revenue:
Service	$75,924		$78,655
Product	5,160		4,865
Total	81,084		83,520
Cost of revenue:
Service	28,576		23,098
Product	4,049		3,663
Total	32,625		26,761
Gross profit	48,459		56,759
Operating expenses:
Product development	4,346		3,907
Selling and marketing	9,321		7,341
General and administrative	22,397		20,691
Amortization of acquired intangibles and software	3,780		3,923
Depreciation and other amortization	767		1,222
Total operating expenses	40,611		37,084
Income from operations	7,848		19,675
Interest expense	(20,889)		(21,950)
Other finance expenses	(500)		-
Interest related to VAT liability not charged to customers	(372)		(500)
Foreign exchange (loss), principally related to VAT liability not charged to customers	(882)		(2,236)
Gain on liability related to warrants	−		272
Change in fair value of acquisition related contingent consideration	1,382		−
Other non-operating (expense) income net	(12)		1,082
Loss from continuing operations before income tax expense	(13,425)		(3,657)
Income tax expense	-		(24)
Loss from continuing operations	$(13,425)		$(3,681)
Loss from discontinued operations	(8,097)		−
Net Loss	$(21,522)		$(3,681)
Loss per common share — basic and diluted:
Continuing Operations	$(0.43)		$(0.27)
Discontinued Operations	$(0.25)	$	−
Net Loss	$(0.68)		$(0.27)
Weighted average shares outstanding — basic and diluted	31,509		13,735

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(21,522)	$(3,681)
Adjustment to reconcile net loss to net cash provided by operating activities - continuing operations:
Loss from discontinued operations	8,097	−
Amortization of acquired intangibles and software	3,780	3,923
Depreciation and other amortization	767	1,222
Amortization of film costs	795	756
Non-cash interest, including amortization of discount and debt costs	12,281	10,777
Provision for doubtful accounts	59	44
Change in fair value of acquisition related contingent consideration	(1,382)	−
Gain on warrant liability	−	(272)
Stock option compensation expense	222	−
Debt costs	(2,312)	−
Other	204	194
Changes in operating assets and liabilities:
Restricted cash	(1,016)	(5,581)
Accounts receivable	(536)	424
Inventories	153	126
Prepaid expenses	(252)	238
Film costs	(767)	(599)
Deferred offering costs	6	(215)
Other assets	−	(131)
Accounts payable	(353)	(1,480)
Accrued expenses and other liabilities	3,931	3,738
Deferred revenue	242	64
Net cash provided by continuing operations	2,397	9,547
Net cash used in discontinued operations	(1,779)	−
Net cash provided by operating activities	618	9,547
Cash flows from investing activities:
Purchases of property and equipment	(1,848)	(1,754)
Other	(18)	(7)
Net cash used in investing activities	(1,866)	(1,761)
Cash flows from financing activities:
Recovery of debt issuance costs	−	295
Repayment of long-term debt	(7,530)	(14,753)
Net cash used in financing activities	(7,530)	(14,458)
Effect of exchange rate changes on cash	−	−
Net decrease in cash	(8,778)	(6,672)
Cash at beginning of period	23,364	34,585
Cash at end of period	$14,586	$27,913
Supplemental disclosures of cash flow information:
Cash Paid for:
Interest	8,451	11,172

EBITDA

	Three Months Ended March 31,
	2012	2011
	(in thousands)	(unaudited)
GAAP net loss	$(21,522)	$(3,681)
Add: Interest expense, net	20,889	21,950
Add: Other finance expenses	500
Add: Income tax expense	—	24
Add: Amortization of acquired intangible assets and software	3,780	3,923
Add: Depreciation and other amortization	767	1,222
EBITDA	$4,414	$23,438
Add: Broadstream arbitration provision	—	1,016
Add: Loss related to VAT liability not charged to customers	1,254	2,736
Add: Stock Compensation Expense	222	—
Add: Severance Expense	424	—
Add: Discontinued Operations	8,097	—
Subtract: Change in fair value of acquisition related contingent consideration	(1,382)	—
Adjusted EBITDA	$13,029	$27,190

Internet Segment Historical Operating Data

	2011		2012
	Three Months Ended		Three Months Ended
	03/31/11	12/31/11	03/31/12
Adult Websites
New Members	10,086,093	9,694,121	9,507,677
Beginning Subscribers	950,705	849,669	827,728
New Subscribers	423,530	385,489	434,043
Terminations	453,690	407,430	420,787
Ending Subscribers	920,545	827,728	840,984

Conversion of Members to Subscribers	4.2%	4.0%	4.6%
Churn	16.2%	16.2%	16.8%
ARPU	$19.91	$20.53	$20.50
CPGA	$43.65	$45.49	$51.62
Average Lifetime Net Revenue per Subscriber	$79.56	$81.31	$70.32
Net Revenue (in millions)	55.9	51.7	51.3

General Audience Websites
New Members	1,738,049	1,244,031	1,027,332
Beginning Subscribers	53,194	46,336	44,519
New Subscribers	22,489	22,378	24,048
Terminations	28,131	24,195	25,292
Ending Subscribers	47,552	44,519	43,275

Conversion of Members to Subscribers	1.3%	1.8%	2.3%
Churn	18.6%	17.8%	19.2%
ARPU	$19.78	$18.67	$15.41
CPGA	$29.28	$31.75	$39.96
Average Lifetime Net Revenue per Subscriber	$76.99	$73.43	$40.26
Net Revenue (in millions)	3.0	2.5	2.0

Live Interactive Video Websites
Total Minutes	8,766,558	8,931,611	9,452,814
Average Revenue per Minute	$2.19	$2.34	$2.32
Net Revenue (in millions)	19.2	20.9	21.9